UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Avalyn Pharma Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43251	45-2463191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 W First Street
Boston, Massachusetts		02127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 707-0340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.001 per share	AVLN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2026 (the “Effective Date”), Avalyn Pharma Inc. (the “Company”) entered into a First Amendment to the Sublease (the “Sublease Amendment”), which amends that certain Sublease Agreement (the “Sublease Agreement”) with CRISPR Therapeutics, Inc. (the “Sublandlord”), dated as of August 29, 2025, providing for the lease of approximately 8,774 rentable square feet in the building located at 105 West First Street, Boston, Massachusetts (the “Premises”).

Pursuant to the Sublease Amendment, the Sublandlord and the Company, as Subtenant, have agreed to an expansion of the Premises from approximately 8,774 rentable square feet to approximately 13,708 rentable square feet as of the Effective Date.

Additionally, under the terms of the Sublease Amendment, the Company’s future minimum lease payments will increase by approximately $924,000 over the remaining lease term.

Except as modified by the Sublease Amendment, the terms of the Sublease Agreement remain in full force and effect.

The foregoing summary of the material terms of the Sublease Amendment does not purport to be a complete description and is qualified in its entirety by reference to the complete text of the Sublease Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Sublease Agreement, by and between the Registrant and CRISPR Therapeutics, Inc., dated June 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalyn Pharma Inc.

Date:	July 1, 2026	By:	/s/ Lyn Baranowski
Lyn Baranowski Chief Executive Officer (Principal Executive Officer)